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                                    March 13, 1996



Montgomery Ward & Co., Incorporated
and Lechmere, Inc.
619 West Chicago Avenue
8-C
Chicago, Illinois 60610

Attention:  Mr. John Workman

           Re:  Consumer Credit Card Program Agreement between
                Monogram Credit Card Bank of Georgia and Lechmere, Inc.
                --------------------------------------------------------

Dear Mr. Workman:

     Monogram Credit Card Bank of Georgia and Lechmere, Inc. ("Lechmere") are entering into a Consumer Credit Card Program Agreement of even date herewith ("Lechmere Interim Agreement"). A letter agreement dated January 23, 1996 was previously executed by Montgomery Ward Credit and Montgomery Ward & Co., Incorporated ("Montgomery Ward") incorporating a term sheet to be applicable to long term agreements relating to Lechmere and Electric Ave. & More credit card agreements ("Term Sheet"). In addition, Montgomery Ward and Montgomery Ward Credit Corporation previously entered into an Account Purchase Agreement dated as of June 24, 1988, as amended ("Account Purchase Agreement"). In connection with such agreements, it is agreed as follows:

     1. Various provisions set forth in the Term Sheet are not incorporated at this time in the Lechmere Interim Agreement which is intended to be an interim agreement until a definitive agreement incorporating the terms of the Term Sheet is executed. Accordingly, it is agreed that to the extent the Term Sheet contains provisions that are not incorporated in the Lechmere Interim Agreement, the definitive long term agreements to be executed will provide that the economic and other provisions set forth in the Term Sheet shall control for the period that the Lechmere Interim Agreement is in effect.

     2. The Lechmere Interim Agreement and the use of the credit card program contemplated thereby shall in no way be deemed a violation of the Account Purchase Agreement. Any accounts and receivables generated pursuant to the Lechmere Interim

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Agreement credit card program will be governed by the Lechmere Interim
Agreement rather than the Account Purchase Agreement.

     3. Notwithstanding anything otherwise provided in any agreement between Montgomery Ward and Lechmere or in any financing statement, Montgomery Ward has no right, title, interest in any of the property in which Monogram has taken a security interest as set forth in Section 6.03 of the Interim Program Agreement. Montgomery Ward will promptly file a UCC-3 releasing any of the above interests, and prior to filing shall consult with General Electric Capital Corporation as to the form of the UCC.

     Please execute and return a copy of this letter acknowledging your agreement to the foregoing. This letter may be executed in multiple counterparts.

                                      Yours very truly,

                                      GENERAL ELECTRIC CAPITAL CORPORATION

                                      By:  /s/
                                           --------------------------------

                                      Its:  Vice President

                                      MONTGOMERY WARD CREDIT CORPORATION

                                      By:  /s/
                                           --------------------------------

                                      Its:  President and CEO
                                            -------------------------------
ACCEPTED AND AGREED TO:

MONTGOMERY WARD & CO., INCORPORATED
LECHMERE, INC.

By:  /s/ Philip D. Delk          /s/ Philip D. Delk
     -------------------         -----------------------

Its: Vice President                 Assistant Secretary
     -------------------         -----------------------
     (Montgomery Ward)              (Lechmere)